QUARTERLY AND FULL-YEAR EARNINGS PRESENTATION February 22, 2018 ACI Worldwide Confidential Exhibit 99.2

This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A discussion of these forward-looking statements and risk factors that may affect them is set forth at the end of this presentation. The Company assumes no obligation to update any forward-looking statement in this presentation, except as required by law. Private Securities Litigation Reform Act of 1995 Safe Harbor For Forward-Looking Statements

Phil Heasley Chief Executive Officer Year in Review

Revenue up 3% Adjusted EBITDA up 9%, representing a 200 bps improvement over 2016 UP strategy validated in 2017 New two P&L segments position ACI strategically Major solution releases in 2017 Strong start in 2018 2017 in Review

Confidential Scott Behrens Chief Financial Officer Financial Review

*Adjusted for FX and CFS divestiture Bookings New bookings were $619 million and total bookings were $1.093 billion Strong start in 2018 Backlog* 60-month backlog of $4.1 billion, up $16 million from Q3 2017 12-month backlog of $825 million, down $10 million from Q3 2017 Revenue and Adjusted EBITDA Revenue grew 3%* On Demand revenue grew 7% On Premise revenue grew 1% Adjusted EBITDA up 9% EBITDA margin up 200 bps to 30% compared to 28% in full year 2016 Debt and Liquidity Cash flow from operating activities was $146 million, up 46% over 2016 Adjusted operating free cash flow up 80% over 2016 Ended the year with $70 million in cash Ended the year with $696 million in debt, down $57 million for the year Repurchased 3 million shares for $68 million and increased authorization to $200 million Key Takeaways from the Year

US Tax Cut and Jobs Act Impact to Q4 2017 financials Non-cash charge for revaluation of net deferred tax assets of $16 million Cash charge for unremitted foreign earnings of $21 million Expect to utilize foreign tax credits to cover cash impact thus no impact to 2018 free cash flow Fiscal 2018 effective tax rate of ~20% Expect continued low cash tax rate as we utilize ~ $100 million of US Federal NOLs New Revenue Recognition Standard Effective January 1, 2018 Adopting modified retrospective approach For 2018, we will present the key financial metrics on both an old GAAP and new GAAP basis Primary Impacts Timing and amount of recognition of installment license fees will all be recognized up front Timing of recognition of sales commissions aligned with timing of revenue Minimal to No Impact No impact to free cash flow No impact to bookings Minimal impact to timing of revenue recognition for On Demand P&L segment Sales commissions will be recognized over the performance period under new GAAP vs being expenses as incurred under current GAAP Key Takeaways from the Year

2018 Guidance Effective January 1, 2018, the company adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”), which supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition (“ASC 605”). The company expects the adoption of ASC 606 to impact the timing and amount of revenue recognition for its On Premise licensing arrangements. The company does not expect the adoption of ASC 606 to have a significant impact on its other revenue streams or cash flow from operations. The company has provided its full-year and first quarter outlook under both ASC 606 and ASC 605 in order to provide additional transparency. The company will continue to provide actuals results under both ASC 606 and ASC 605 throughout 2018.

2018 Guidance Other 2018 Guidance Assumptions New bookings growth expected to be in the low double digits Interest expense of $37 million and cash interest of $34 million Capital expenditures to approximate $50 million Depreciation and amortization expected to approximate $100 million Non-cash compensation expense of approximately $30 million Pass through interchange revenues to approximate $170 million to $175 million Cash taxes expected to approximate $40 million Diluted share count to approximate 116 million (excluding future share buy-back activity) These metrics exclude approximately $5 million to $7 million in one-time integration and divestiture related expenses Q1 revenue expected to be $210 million to $220 million under ASC 605 Q1 revenue expected to be $200 million to $210 million under ASC 606

Outlook 2019 and 2020 Adjusted EBITDA Outlook Expect to continue to get margin expansion through scale and focus on “Rule of 40” in our On Demand business 2019 adjusted EBITDA targeted to be in a range of $300 million to $315 million 2020 adjusted EBITDA targeted to be in a range of $335 million to $350 million

Appendix

Monthly Recurring Revenue

Confidential Historic Bookings By Quarter* * Numbers adjusted for CFS divestiture

Adjusted EBITDA

Adjusted Operating Free Cash Flow

60-Month Backlog

EPS Impact of Non-Cash and Significant Transaction Related Items

Contract Duration Metric Represents dollar average remaining contract life (in years) for term license software contracts Excludes perpetual contracts (primarily heritage S1 licensed software contracts) Excludes all On Demand contracts as both cash and revenue are ratable over the contract term

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and non-cash compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include: Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization, and non-cash compensation, as well as significant transaction related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss). Non-GAAP Financial Measures

Non-GAAP Financial Measures ACI is also presenting adjusted operating free cash flow, which is defined as net cash provided by operating activities, plus net after-tax payments associated with employee-related actions and facility closures, plus net after-tax payments associated with significant transaction-related expenses, and less capital expenditures plus European data center and cybersecurity capital expenditures. Adjusted operating free cash flow is considered a non-GAAP financial measure as defined by SEC Regulation G. We utilize this non-GAAP financial measure, and believe it is useful to investors, as an indicator of cash flow available for debt repayment and other investing activities, such as capital investments and acquisitions. We utilize adjusted operating free cash flow as a further indicator of operating performance and for planning investing activities. Adjusted operating free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities. A limitation of adjusted operating free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. This measure also does not exclude mandatory debt service obligations and, therefore, does not represent the residual cash flow available for discretionary expenditures. We believe that adjusted operating free cash flow is useful to investors to provide disclosures of our operating results on the same basis as that used by our management. ACI also includes backlog estimates, which include all license, maintenance, and services (including SaaS and Platform) specified in executed contracts, as well as revenues from assumed contract renewals to the extent that we believe recognition of the related revenue will occur within the corresponding backlog period. We have historically included assumed renewals in backlog estimates based upon automatic renewal provisions in the executed contract and our historic experience with customer renewal rates.

Backlog is considered a non-GAAP financial measure as defined by SEC Regulation G. Our 60-month backlog estimate represents expected revenues from existing customers using the following key assumptions: Maintenance fees are assumed to exist for the duration of the license term for those contracts in which the committed maintenance term is less than the committed license term. License, facilities management, and SaaS and platform arrangements are assumed to renew at the end of their committed term at a rate consistent with our historical experiences. Non-recurring license arrangements are assumed to renew as recurring revenue streams. Foreign currency exchange rates are assumed to remain constant over the 60-month backlog period for those contracts stated in currencies other than the U.S. dollar. Our pricing policies and practices are assumed to remain constant over the 60-month backlog period.   Estimates of future financial results are inherently unreliable. Our backlog estimates require substantial judgment and are based on a number of assumptions as described above. These assumptions may turn out to be inaccurate or wrong, including, but not limited to, reasons outside of management’s control. For example, our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions in the customer’s industry or geographic location, or we may experience delays in the development or delivery of products or services specified in customer contracts which may cause the actual renewal rates and amounts to differ from historical experiences. Changes in foreign currency exchange rates may also impact the amount of revenue actually recognized in future periods. Accordingly, there can be no assurance that contracts included in backlog estimates will actually generate the specified revenues or that the actual revenues will be generated within the corresponding 60-month period.   Backlog should be considered in addition to, rather than as a substitute for, reported revenue and deferred revenue. Non-GAAP Financial Measures

This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this presentation include, but are not limited to, statements regarding: New 2 P&L segments positions ACI strategically, Strong start in 2018, Expectations regarding 2018 financial guidance related to revenue, adjusted EBITDA and full year new bookings growth, Expectations regarding revenue in the first quarter of 2018, Expectations regarding 2019 and 2020 outlook, Expectations regarding 2018 effective tax rate, and Expectations regarding the impact of ASC 605, ASC 606 and the 2017 Tax Cuts and Jobs Act. Forward-Looking Statements

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, the success of our Universal Payments strategy, demand for our products, restrictions and other financial covenants in our credit facility, consolidations and failures in the financial services industry, customer reluctance to switch to a new vendor, the accuracy of management’s backlog estimates, the maturity of certain products, our strategy to migrate customers to our next generation products, ratable or deferred recognition of certain revenue associated with customer migrations and the maturity of certain of our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, volatility and disruption of the capital and credit markets and adverse changes in the global economy, our existing levels of debt, impairment of our goodwill or intangible assets, litigation, future acquisitions, strategic partnerships and investments, risks related to the expected benefits to be achieved through acquisitions, the complexity of our products and services and the risk that they may contain hidden defects or be subjected to security breaches or viruses, compliance of our products with applicable legislation, governmental regulations and industry standards, our ability to protect customer information from security breaches or attacks, our compliance with privacy regulations, the protection of our intellectual property in intellectual property litigation, exposure to credit or operating risks arising from certain payment funding methods, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, business interruptions or failure of our information technology and communication systems, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, exposure to unknown tax liabilities, volatility in our stock price, and potential claims associated with our sale and transition of our CFS assets and liabilities. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Forward-Looking Statements